SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 14, 2012
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security-Holders

The following is a summary of how the 16,844,915 shares were voted at the Annual Meeting of Stockholders of Research Frontiers Incorporated held on June 14, 2012 on the various proposals voted upon and adopted at the Annual Meeting.

There were four nominees for the election of three Class I directors. For the election of Gregory G. Grimes as a Class I member of the Company's Board of Directors, 5,496,618 shares were voted in favor of election, and 998,640 votes were withheld. For the election of Joseph M. Harary as a Class I member of the Company's Board of Directors, 5,432,677 shares were voted in favor of election, and 1,148,137 votes were withheld. For the election of Darryl Daigle as a Class I member of the Company's Board of Directors, 4,564,332 shares were voted in favor of election, and 1,263,690 votes were withheld. For the election of Richard Hermon-Taylor as a Class I member of the Company's Board of Directors, 3,049,661 shares were voted in favor of election, and 2,809,505 votes were withheld.

There was one nominee for the election of one Class III director. For the election of John H. Derby as a Class III member of the Company's Board of Directors, 5,036,037 shares were voted in favor of election, and 1,763,339 votes were withheld.

For the ratification of the appointment of BDO USA, LLP as independent registered accountants of the Company for the fiscal year ending December 31, 2012, 15,880,978 shares were voted in favor of appointment, 251,279 shares were voted against, and 712,658 shares abstained from voting.

As a result of the foregoing vote: (i) Gregory G. Grimes, Joseph M. Harary and Darryl Daigle were each elected as a Class I member of the Company's Board of Directors to hold office until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified, (ii) John H. Derby was elected as a Class III member of the Company's Board of Directors to hold office until the 2014 Annual Meeting of Stockholders and until his successor is duly elected and qualified, and (iii) the appointment of BDO USA, LLP as independent registered accountants of the Company for the fiscal year ending December 31, 2012 was ratified.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: June 14, 2012